Exhibit 1

                             JOINT FILING AGREEMENT

                  This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the common stock, par value $0.01 per share, of Too, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  October 5, 2000

                                      Leslie H. Wexner
                     ----------------------------------------------------------
                                      Leslie H. Wexner


                THE WEXNER FOUNDATION


                By:              Darren K. Indyke
                     ----------------------------------------------------------
                                 Darren K. Indyke, Secretary


                HEALTH AND SCIENCE INTERESTS II


                By:              Jeffrey E. Epstein
                     ----------------------------------------------------------
                                 Jeffrey E. Epstein, Trustee


                THE WEXNER CHILDREN'S TRUST


                By:               Leslie H. Wexner
                     ----------------------------------------------------------
                                  Leslie H. Wexner, Trustee


                HARRY, HANNAH, DAVID AND
                  SARAH WEXNER TRUST


                By:              Jeffrey E. Epstein
                     ----------------------------------------------------------
                                 Jeffrey E. Epstein, Trustee




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